Exhibit 4.3

FORM OF

WARRANT ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

among

MERCATO PARTNERS ACQUISITION CORP.,

NVNI GROUP LIMITED

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated [•], 2023

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated [•], 2023, is made by and among Mercato Partners Acquisition Corp., a Delaware corporation (the “Company”), Nvni Group Limited, a Cayman Islands exempted company (“PubCo”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement (as defined below).

WHEREAS, the Company and the Warrant Agent are parties to that certain warrant agreement, dated November 3, 2021 (the “Existing Warrant Agreement”), pursuant to which the Company issued (i) 10,050,000 Private Placement Warrants to the Sponsor and (ii) 11,500,000 Public Warrants;

WHEREAS, the terms of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, on February 26, 2023, the Company, PubCo, Nuvini Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Nuvini Holdings Limited, a Cayman Islands exempted company, entered into a business combination agreement (as amended, modified or supplemented from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect, wholly-owned subsidiary of PubCo, and each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (except for shares being cancelled) shall be converted into and represent the right to receive one ordinary share of PubCo, par value $0.00001 (the “PubCo Ordinary Shares”);

WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement and in accordance with the terms of the Business Combination Agreement, the Warrants will no longer be exercisable for Common Stock but instead will be exercisable (subject to the terms of the Existing Warrant Agreement as amended hereby) for the same number of PubCo Ordinary Shares;

WHEREAS, the Board has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination;

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to PubCo and PubCo wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Warrant Agent and the Company may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Assignment and Assumption; Consent.

1.1.

Assignment and Assumption. As of and with effect at and from the Merger Effective Time (as defined in the Business Combination Agreement), (i) the Company hereby assigns to PubCo all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) and (ii) PubCo hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising at, from and after the Merger Effective Time.

1.2.

Consent. The Warrant Agent hereby consents to (i) the assignment of the Existing Warrant Agreement by the Company to PubCo pursuant to Section 1.1 and the assumption of the Existing Warrant Agreement by PubCo from the Company pursuant to Section 1.1, in each case effective as of the Merger Effective Time, and (ii) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Merger Effective Time. The Warrant Agent hereby ratifies the appointment set forth in Section 1 of the Existing Warrant Agreement (as amended by this Agreement).

2.

Amendment of Existing Warrant Agreement. Effective as of the Merger Effective Time, the Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are (i) necessary and desirable and do not adversely affect the rights of the Registered Holders under the Existing Warrant Agreement in any material respect and (ii) to provide for the delivery of Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement (in connection with the Merger and the transactions contemplated by the Business Combination Agreement).

2.1.

Preamble and References to the “Company”. The preamble on page one and the Exhibits of the Existing Warrant Agreement are hereby amended by deleting “Mercato Partners Acquisition Corp.” and replacing it with “Nvni Group Limited”. As a result thereof, all references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto but excluding the recitals thereto as amended by this Agreement) shall be references to PubCo.

2.2.	Recitals. The recitals beginning on page one of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on November 3, 2021, Mercato Partners Acquisition Corp., a Delaware corporation (“Mercato” ), entered into that certain Private Placement Warrants Purchase Agreement with Mercato Partners Acquisition Group, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 10,050,000 warrants bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant. Each Private Placement Warrant entitles the holder thereof to purchase one share of Common Stock (as defined below) at a price of $11.50 per share, subject to adjustment as described herein;

WHEREAS, in order to finance Mercato’s transaction costs in connection with an intended initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Mercato and one or more businesses (a “Business Combination”), the Sponsor or an affiliate of the Sponsor or certain of Mercato’s officers and directors may, but are not obligated to, loan Mercato funds as Mercato may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,500,000 Private Placement Warrants at a price of $1.00 per warrant (the “Working Capital Warrants”);

WHEREAS, on November 8, 2021, Mercato consummated its initial public offering (the “Offering”) of units of Mercato’s equity securities, each such unit comprised of one share of Common Stock (as defined below) and one-half of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 11,500,000 redeemable warrants to public investors in the Offering (the “Public Warrants” and, collectively with the Working Capital Warrants and the Private Placement Warrants, the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one share of Class A common stock of Mercato, par value $0.00001 per share (“Common Stock”), for $11.50 per whole share, subject to adjustment as described herein. Only whole Warrants are exercisable. A holder of the Warrants will not be able to exercise any fraction of a Warrant;

WHEREAS, Mercato filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-1, File No. 333-260219 (the “Registration Statement”), and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units and the Public Warrants and the shares of Common Stock included in the Units;

WHEREAS, the Company, Mercato, Nuvini Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Nuvini Holdings Limited, a Cayman Islands exempted company are parties to that certain Business Combination Agreement, dated as of February 26, 2023 (the “Business Combination Agreement”), pursuant to which, among other things, (i) Merger Sub will merge with and into Mercato (the “Merger”), with Mercato surviving the Merger, pursuant to which each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (except for shares being cancelled) will be converted into and represent the right to receive one ordinary share of the Company, par value $0.0001 (“Ordinary Shares”) and (ii) each Warrant outstanding and unexercised immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement), will be converted into and become a warrant to purchase Ordinary Shares determined as if the Company assumed such Warrant in accordance with the terms of that certain Warrant Agreement, dated as of November 3, 2021 (the “Existing Warrant Agreement”), by and between Mercato and the Warrant Agent;

WHEREAS, on [•], 2023, the Company, Mercato and the Warrant Agent entered into a Warrant Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which, among other things, Mercato assigned all of Mercato’s right, title and interest in and to this Agreement to the Company, and the Company assumed all of Mercato’s liabilities and obligations under this Agreement;

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and the terms of this Agreement (as amended by the Warrant Assumption Agreement), each Public Warrant and each Private Placement Warrant has been converted into the right to purchase one Ordinary Share rather than one share of Common Stock;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3.

References to Common Stock. All references to “Common Stock”, “share of Common Stock” and “shares of Common Stock” in the Existing Warrant Agreement (including all Exhibits thereto but excluding the recitals thereto as amended by this Agreement) shall be replaced with “Ordinary Share” or “Ordinary Shares”, as applicable.

2.4.

References to Business Combination. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Closing (as defined in the Business Combination Agreement).

2.5.	Detachability of Warrants. Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED.]”

2.6.

Extraordinary Dividends. Section 4.1.2 of the Existing Warrant Agreement is hereby amended by adding the word “or” before clause (B) of such Section and deleting clauses (C), (D) and (E) of such Section.

2.7.	Notice Clause. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Nvni Group Ltd

P.O. Box 10008, Willow House, Cricket Square

Grand Cayman, Cayman Islands KY1-1001

Attn: Pierre Schurmann

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attn: Edward S. Best

and

Tauil & Chequer Advogados (an affiliate of Mayer Brown LLP)

Avenida Presidente Juscelino

– 5°, 6° e 7° andares

São Paulo/SP, Brazil 04543-011

Attn: Carlos Motta, Esq.

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department”

3.	Miscellaneous Provisions.

3.1.

Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger and substantially contemporaneous occurrence of the Merger Effective Time and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

3.2.

Successors. All the covenants and provisions of this Agreement by or for the benefit of PubCo, the Company or the Warrant Agent shall bind and inure to the benefit of their permitted respective successors and assigns.

3.3.

Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. Each of PubCo and the Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of PubCo and the Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

3.4.

Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.6.

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.7.

Entire Agreement; Reference to and Effect on Agreements. The Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MERCATO PARTNERS ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NVNI GROUP LIMITED

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]